EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Green Plains Renewable Energy, Inc.

We consent to the incorporation by reference in this registration statement on Form S-8 of our independent registered public accounting firm’s report dated February 12, 2007 in Green Plains Renewable Energy, Inc.’s Form 10-K for the fiscal year ended November 30, 2006 and to all references to our firm included in this registration statement.

/s/ L.L. Bradford & Company, LLC

L.L. Bradford & Company, LLC

Las Vegas, Nevada

May 21, 2007